Wednesday, May 13, 2009

COMPANY PRESS RELEASE

Transgenomic, Inc. Reports First Quarter 2009 Results

OMAHA, Neb., May 13, 2009 – Transgenomic, Inc. (OTCBB: TBIO.OB) today announced financial results for the first quarter ended March 31, 2009. The Company’s financial results are presented in the tables that follow.

The Company reported a net loss of $953,000 or $.02 per share for the first quarter of 2009 as compared to a net income of $122,000 or $0.00 per share for the first quarter of 2008.

Net sales from continuing operations were $5.0 million during the first quarter 2009, compared to $6.3 million during the comparable period of 2008. Gross profit from continuing operations was $2.8 million or 56 percent during the first quarter of 2009 compared to $3.6 million or 58 percent during the comparable period of 2008.  Operating expenses from continuing operations were $3.8 million during the first quarter of 2009 compared to $3.5 million during the same period of 2008.  Excluding the impact of foreign currency revaluation gains/losses, operating expenses were down by $0.1 million in the first quarter of 2009 compared to the same period of 2008.   Cash and cash equivalents totaled $4.8 million at March 31, 2009.

Comment and Outlook
Craig Tuttle, the Company’s President and Chief Executive Officer, noted “Unfortunately, like many companies today, we are also experiencing an impact from the overall economic slowdown. This resulted in a decline in first quarter revenue to $5.0 million compared to our first quarter revenues in 2008 of $6.3 million and a net loss of $1.0 million in the quarter. This decline was primarily the result of a slowdown in instrument orders compared to what we experienced throughout 2008. Our Molecular Diagnostics Laboratory grew from $.9 million to $1.0 million in revenue in the first quarter of 2009 compared to the fourth quarter of 2008.  The Molecular Diagnostics Laboratory grew by $447,000 over the first quarter of 2008.  We have added an additional 24 new ordering institutions during the first quarter of 2009. This business was also impacted by the current economy which slowed our quarterly growth rates. We believe this is the result of potential patients delaying diagnostic testing during the current economic tumult since we are performing testing for 64 more customers than in the first quarter of 2008.  In addition, we do have some customers whose volumes are lower compared to the same period of the prior year. On a positive note, we are beginning to see signs of improved instrument sales for the second quarter.”

Earnings Call
Company management will discuss first quarter 2009 financial results via teleconference on Wednesday, May 13, 2009 at 5:00 p.m. Eastern Time. To access the call via telephone, dial 800-895-0231 or 785-424-1054.  The Company will also host a live broadcast of the call over the Internet. To listen to the webcast, investors should log on to the Company’s Investor Relations web page at http://www.transgenomic.com/events.asp?id=6 and follow the instructions provided. An archived recording of the conference call will be available and can be accessed via the web using the same link listed above for 14 days after the call. Investors can also listen to a replay via telephone until 11:59 p.m. Eastern Time on Wednesday, May 27, 2009.  Simply dial 800-723-0544 or 402-220-2656 from any telephone.

About Transgenomic
Transgenomic is a global biotechnology company that provides unique products and services for automated high sensitivity genetic variation and mutation analysis. Their offerings include systems, products, discovery and laboratory testing services to the academic and medical research, clinical laboratory and pharmaceutical markets in the fields of pharmacogenomics and personalized medicine. Specific offerings include WAVE® DHPLC Systems, related consumables and assay kits, cytogenetics automated systems, Transgenomic Molecular Clinical Reference Laboratory and Pharmacogenomics Research Services. Transgenomic’s two laboratory services divisions utilize these technologies and expertise to provide a menu of mutation scanning tests for over 700 cancer-associated genes and more than 60 validated diagnostic tests to meet the needs of pharmaceutical and biotech companies, research and clinical laboratories, physicians and patients. For more information about the innovative systems, products and services offered by Transgenomic, please visit:  www.transgenomic.com.

Transgenomic Cautionary Statements
Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management’s current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic’s reports to the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

For confirmation of release or further information, please contact:

Debra Schneider
Chief Financial Officer
Transgenomic, Inc.
12325 Emmet Street
Omaha, NE 68164

Phone: 402.452.5400
Fax:     402.452.5461

investorrelations@transgenomic.com

Transgenomic, Inc.
Summary Financial Results
Unaudited Condensed Consolidated Statements of Operations
(dollars in thousands except per share data)

	Three Months Ended March 31,
	2009	2008
NET SALES	$4,989	$6,254
COST OF GOODS SOLD	2,176	2,614
Gross profit	2,813	3,640
OPERATING EXPENSES:
Selling, general and administrative	2,975	2,975
Research and development	844	572
	3,819	3,547
INCOME (LOSS) FROM OPERATIONS	(1,006)	93
OTHER INCOME (EXPENSE):
Interest income (expense)	12	33
Other, net	—	(1)
	12	32
INCOME (LOSS) BEFORE INCOME TAXES	(994)	125
INCOME TAX EXPENSE (BENEFIT)	(41)	3
NET INCOME (LOSS)	(953)	122

BASIC AND DILUTED INCOME (LOSS) PER SHARE	$(0.02)	$0.00

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	49,189,672	49,189,672

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	49,189,672	49,192,571

Transgenomic, Inc.
Summary Financial Results
Unaudited Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Three Months Ended March 31,
	2009	2008
NET CASH FLOWS USED IN OPERATING ACTIVITIES	299	225

NET CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES	(214)	(85)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH	(11)	(59)

NET CHANGE IN CASH AND CASH EQUIVALENTS	74	81

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	4,771	5,723

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,845	$5,804

Transgenomic, Inc.
Summary Financial Results
Condensed Consolidated Balance Sheets
(dollars in thousands)

	(Unaudited) March 31, 2009	December 31, 2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,845	$4,771
Accounts receivable (net of allowances for bad debts of $356 and $388, respectively)	4,376	5,385
Inventories	4,847	4,775
Prepaid expenses and other current assets	736	654
Total current assets	14,804	15,585
PROPERTY AND EQUIPMENT, NET	1,262	1,198
OTHER ASSETS:
Other assets (net of accumulated amortization of $437 and $425, respectively)	741	773
	$16,807	$17,556
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,243	$905
Other accrued expenses	2,653	2,810
Accrued compensation	535	520
Total current liabilities	4,431	4,235
Other long term liabilities	118	116
Total liabilities	4,549	4,351
STOCKHOLDERS’ EQUITY	12,258	13,205
	$16,807	$17,556